EXHIBIT 99.3
                                                                   ------------


INTERLINE BRANDS, INC. ANNOUNCES PRICING OF SENIOR SUBORDINATED NOTES OFFERING

JACKSONVILLE, Fla., June 9 /PRNewswire-FirstCall/ -- Interline Brands, Inc. ("Interline Brands" or the "Company") (NYSE: IBI) announced today that its operating subsidiary, Interline Brands, Inc., a New Jersey corporation ("Interline New Jersey"), has priced today an underwritten public offering of $200.0 million aggregate principal amount of its senior subordinated notes due 2014. The notes will bear interest at an annual rate of 8.125% and were priced at 99.283% of their principal amount, representing a yield to maturity of 8.250%.

Interline New Jersey intends to use the proceeds of the offering, along with borrowings under a proposed new credit facility, to finance its planned acquisition of American Sanitary, to repay its indebtedness under its existing credit facility, to purchase its outstanding 11 1/2% Senior Subordinated Notes due 2011 and to pay fees and expenses. The offering is expected to close on or about June 23, 2006.

Lehman Brothers Inc. and J.P. Morgan Securities Inc. are joint bookrunning managers, Credit Suisse Securities (USA) LLC is lead managing underwriter and Banc of America Securities LLC, SunTrust Capital Markets, Inc. and Wachovia Capital Markets, LLC are co-managing underwriters for the offering.

Full details of the offering, including a description of the notes, are contained in a prospectus supplement and accompanying prospectus, which can be obtained from Lehman Brothers Inc. at (212)-526-7000 or J.P. Morgan Securities Inc. at (212)-270-3994. The prospectus supplement and accompanying prospectus also will be filed with the Securities and Exchange Commission and will be available on the SEC's website at http://www.sec.gov .

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Interline Brands

Interline Brands is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida. Interline Brands provides maintenance, repair and operations (MRO) products to approximately 160,000 professional contractors, facilities maintenance professionals, and specialty distributors across North America and Central America.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's and/or Interline New Jersey's outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include the failure to close the previously announced American Sanitary acquisition and realize expected benefits from the transaction and obtaining debt financing on favorable terms, fluctuations in the cost of raw materials, fuel prices or in currency exchange rates, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, the dependence on key employees and other risks described in the Company's Registration Statement on Form S-3 (File No. 333-134415), its Annual Report on Form 10-K for the fiscal year ended December 30, 2005 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2006. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.

Contact:

Tom Tossavainen, Chief Financial Officer

904-421-1441

SOURCE  Interline Brands, Inc.